PURCHASE CONTRACT
TO PURCHASE PERSONAL PROPERTY

SALE: Jacaranda Investments, Inc., a Wyoming Corporation, 100% Member of Lantana Investments, LLC.,a Wyoming Limited Liability Company, ("LI"), agrees to sell its 100% Membership Interest in "LI" to Hubilu Venture Corporation, ("HVC"), 205 S. Beverly Drive, Suite 205, Beverly Hills, CA 90212. Included in the sale is the ownership interest of "LI" in property at 1557 W. 29th Street., Los Angeles, CA 90007 ("property"). Purchase Price is $643,500.00, based on the following terms:

TERMS: Subject To:

1st Note/TD Lantana Investments, LLC., a Wyoming Limited Liability Company, ("Maker") promise(s) to pay to Specialized Loan Services, Inc, a Wyoming Corporation ("Payee") or order, at 205 S. Beverly Drive, Ste 205, Beverly Hills, CA 90212, the sum of Four Hundred and Forty Three Thousand, Five Hundred Dollars 00/100 ($443,500.00) with principal and interest payments of Two Thousand, Five Hundred and Thirty One Dollars and 65/100 ($2531.65) from October 11th with the first payment due on the 1st day of December 2018 and continuing until the 30th day of October 2048, at which time the entire Principal balance together with interest is due thereon, shall become due and payable. Loan is fixed for 7 years and adjusts to 1 year labor plus 5.25%. ~~See attached note for matching terms.~~ 12/31/2018

2nd Note/TD Lantana Investments, LLC., a Wyoming Limited Liability Company, ("Maker") promise(s) to pay to Belladonna Lily Investments, Inc, a Wyoming Corporation ("Payee") or order, at 205 S. Beverly Drive, Ste 205, Beverly Hills, CA 90212, the sum of Two Hundred Thousand Dollars 00/100 ($200,000.00) with interest only from October 11, 2018 on unpaid principal at the rate of 6.85% per annum. Interest only payable in monthly installments of One Thousand One Hundred and Forty One Dollars AND 67/100 ($1,141.67) or more on the 1st day of each month, beginning on the 1st day of November 2018 and continuing until 30th day of October 2022, at which time the entire principal balance together with interest due thereon, shall become due and payable.

CLOSING: SALE TO CLOSE BY OCTOBER 26, 2018.

TERMS: Due diligence is subject to verification of title and rental income. Escrow Company to Be Wilshire Escrow. Jacaranda Investments, Inc. To indemnify Hubilu Venture Corporation of any liability with respect to Lantana Investments, LLC., and its assets prior to closing escrow. Each party to pay its own respective closing costs. Escrow fee is paid 50/50.

Date: 10/19/2018
David Behrend, CEO
Hubilu Venture Corporation

Date: 10/19/2018
David Behrend, Manager
Lantana Investments, LLC

Date: 10/19/2018
David Behrend, President
Jacaranda Investments, Inc.